Exhibit 10.27
March 22, 2006
STRICTLY CONFIDENTIAL
Mr. Howard Brill
Chief Executive Officer
Global Employment Solutions, Inc.
9090 Ridgeline Blvd., Suite 205
Littleton CO 80129
Dear Mr. Brill:
     This letter (the “Agreement”) constitutes the agreement between Global Employment Solutions, Inc. (the “Company”) and Rodman & Renshaw, LLC (“Rodman”) that Rodman shall serve as the exclusive placement agent for the Company, on a “best efforts” basis, in connection with the proposed offer and private placement (the “Offering”) by the Company of securities of the Company (the “Securities”). The closing of the Offering may occur simultaneously with the Company’s or it’s subsidiary’s combination through merger or reverse merger with a publicly traded company to be determined by the parties hereto (a “Merger”). Rodman shall be authorized to utilize sub-placement agents in its discretion. The Offering and any related transactions are hereinafter referred to as the “Transaction”.
     A. Fees and Expenses. In connection with the Services described above, the Company shall pay to Rodman the following compensation:
          1. Placement Agent’s Fee. The Company shall pay to Rodman a cash placement fee (the “Placement Agent’s Fee”) equal to 4.11% of the aggregate purchase price paid by each purchaser of Securities that are placed in the Offering, The Placement Agent’s Fee will be deducted at the closing of the Merger(the “Closing”) from the gross proceeds of the Securities sold.
          2. Warrants. As additional compensation, the Company shall issue to Rodman or its designees, warrants (the “Warrants”) to purchase that number of shares of common stock of the Company (“Shares”) equal to 5% of the aggregate number of Shares placed in the Offering, plus any Shares issuable upon exercise of any convertible Securities sold in the Offering. The Warrants shall have the same terms, including exercise price and registration rights as the warrants issued to the Convertible Note investors (“Investors”) in the Offering. If no warrants are issued to Investors, the Warrants shall have the terms equivalent to those of any other convertible securities issued to Investors, and if no convertible securities are issued, the Warrants shall have an exercise price equal to the price at which Shares are issued to Investors, an exercise period of five years and registration rights for the Shares underlying the Warrants equivalent to those granted with respect to the Shares.
          3. Expenses. In addition to any fees payable to Rodman hereunder and regardless of whether an Offering is consummated, the Company hereby agrees to reimburse Rodman, within ten days after written request therefor, for all reasonable travel and other out-of-pocket expenses incurred in connection with Rodman’s engagement, including the reasonable fees and expenses of Rodman’s counsel.

Such reimbursement shall be limited to $25,000 without prior written approval by the Company.
     B. No-Shop. Until the Offering contemplated hereby is completed, but no later than one hundred eighty (180) days from the date hereof (the “No-Shop Period”), the Company agrees that without the prior written approval of Rodman, it will not, and will not permit any of its employees, agents or representatives, directly or indirectly, to solicit, encourage, initiate, enter into, continue or participate in any negotiations or discussions with, or provide any information to, any third party concerning any public or private offering or other financing or capital-raising transaction of any kind, including but not limited to a “SPAC”, a “PIPE”, a merger with a public company, or an initial public offering of securities.
     C. Term and Termination of Engagement. Except as set forth below, the term (the “Term”) of Rodman’s engagement will begin on the date hereof and end on the earlier of the consummation of the Merger or 15 days after receipt by either party hereto of written notice of termination; provided that no such notice may be given by the Company during the No-Shop Period. Notwithstanding any such expiration or termination, Paragraphs D through N shall survive and remain in full force and effect and be binding on the parties hereto.
     D. Fee Tail. Rodman shall be entitled to a Placement Agent’s Fee and Warrants, calculated in the manner provided in Paragraphs A(1)(i) and A(2)(i), with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided to the Company or to any Affiliate thereof, by investors whom Rodman had introduced, directly or indirectly, to the Company during the Term if such Subsequent Financing is consummated at any time within (i) the 18-month period following the consummation of the Offering and (ii), if no Offering shall have been consummated during the Term, the 18-month period following the expiration or termination of this Agreement (the “Tail Period”). During the Tail Period, neither the Company nor any Affiliate of the Company shall engage in any transaction with a publicly traded “shell” corporation identified during the No-Shop Period. An “Affiliate” of an entity shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity.
     E. Future Transactions. If, at any time during the Term, or within the 24-month period following consummation of any Offering during the Term, the Company or any of its subsidiaries decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent, Rodman (or any affiliate designated by Rodman) shall have the right to act as an underwriter, initial purchaser or placement agent for such financing, and Rodman shall receive at least 30% of any fees and reimbursed expenses earned by the underwriters and agents retained in connection with the transactions referred to in this Paragraph E. If Rodman or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction.
     F. Use of Information. The Company will furnish Rodman such written information as Rodman reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Rodman will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that Rodman does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Rodman in connection with the provision of its services.
     G. Confidentiality. In the event of the consummation or public announcement of any Offering, Rodman shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals. The parties hereto have executed a confidentiality agreement which will survive the execution of this Agreement.
     H. Securities Matters. The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act of 1933, and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities (“blue sky”) laws. Rodman agrees to cooperate with counsel to the Company in that regard.
     I. Indemnity.
          1. In connection with the Company’s engagement of Rodman as placement agent, the Company hereby agrees to indemnify and hold harmless Rodman and its Affiliates, and the respective controlling persons, directors, officers, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), (collectively a “Claim”), which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Rodman, or (B) otherwise relate to or arise out of Rodman’s activities on the Company’s behalf under Rodman’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim, which is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Rodman except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.
          2. The Company further agrees that it will not, without the prior written consent of Rodman, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.
          3. Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.
          4. Rodman agrees that it will indemnify and hold harmless the Company and each of its directors and officers, against any liability or loss whatsoever (including, but not limited to, any and all legal fees and other expenses) to which the Company or any such director or officer may be subject solely as a result of statements made in the Company’s disclosure documents based solely upon information supplied by Rodman to the Company in writing or based upon the gross negligence or willful misconduct of Rodman or any of its employees or agents in acting as placement agent for the offering and sale hereunder.
          5. The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Rodman is the Indemnified Person), the Company and Rodman shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Rodman on the other, in connection with Rodman’s engagement referred to above, subject to the limitation that in no event shall the amount of Rodman’s contribution to such Claim exceed the amount of fees actually received by Rodman from the Company pursuant to Rodman’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Rodman on the other, with respect to Rodman’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Offering (whether or not consummated) for which Rodman is engaged to render services bears to (b) the fee paid or proposed to be paid to Rodman in connection with such engagement.
          6. The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.
     J. Limitation of Engagement to the Company. The Company acknowledges that Rodman has been retained only by the Company, that Rodman is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Rodman is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Rodman or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934), employees or agents. Unless otherwise expressly agreed in writing by Rodman, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Rodman, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Rodman to the Company in connection with Rodman’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Rodman shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Rodman.
     K. Limitation of Rodman’s Liability to the Company. Rodman and the Company further agree that neither Rodman nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of 1934), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Rodman and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Rodman.
     L. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes which arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees.
M. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or telefax, if sent to Rodman, to Rodman & Renshaw, LLC, 1270 Avenue of the Americas, 16th Floor, New York, NY 10020, Attention: Thomas Pinou, Telefax number (212) 356-0536, with a copy to Morse Zelnik Rose & Lander, LLP, 405 Park Avenue New York, NY 100022, Telefax number (212) 838-9190, Attention: Kenneth Rose, Esq., and if sent to the Company, will be mailed, delivered or telefaxed and confirmed to Global Employment Solutions, Inc., 9090 Ridgeline Blvd., Suite 205 Littleton CO 80129, Telefax number, Attention: Mr. Howard Brill, Chief Executive Officer with a copy to Brownstein Hyatt & Farber P.C.,410 17th Street, Denver, CO 80202, Telefax number (303) 223-1111, Attention: Jeff Knetsch, Esq. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by telefax shall be deemed received as of the date and time printed thereon by the telefax machine.

     N. Miscellaneous. This Agreement shall not be modified or amended except in writing signed by Rodman and the Company. This Agreement shall be binding upon and inure to the benefit of both Rodman and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Rodman and the Company with respect to the subject matter hereof and supersedes any prior agreements. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
* The next page is the signature page. *

     In acknowledgment that the foregoing correctly sets forth the understanding reached by Rodman and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.
Very truly yours,
RODMAN & RENSHAW, LLC
By ___/s/ John Borer ___
Name: John J. Borer III
Title: Senior Managing Director
Accepted and Agreed:
Global Employment Solutions, Inc.
By ___/s/ Howard Brill___
Name: Howard Brill
Title: Chief Executive Officer

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